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                                                                    EXHIBIT 4.12



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ACCORDINGLY, MAY BE TRANSFERRED ONLY IN A TRANSACTION WHICH IS REGISTERED UNDER SUCH ACT OR IS EXEMPT FROM SUCH REGISTRATION REQUIREMENT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THAT CERTAIN WARRANT AGREEMENT DATED JANUARY 29, 1988, A COPY OF WHICH CAN BE OBTAINED UPON REQUEST FROM THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICES.

                                   WARRANT
                            TO PURCHASE SHARES OF
               COMMON STOCK OF LARGE SCALE BIOLOGY CORPORATION

                          Expiring: January 29,1998

This certifies that, for value received, Arnold Zimmerman, or registered assigns, its entitled, subject to the terms and conditions hereinafter set forth, to purchase from Large Scale Biology Corporation, a corporation organized and existing -under the laws of California, at any time after the Exercise Date (as defined below), and on or before 5:00 p.m., Pacific Time on the expiration Date (as defined below) 14,661 shares of the Company's Common Stock.


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      1. Exercise Period:

            (a) This Warrant May be exercised at any time after February 1988 (the "Exercise Date").

            (b) This Warrant shall expire unless notification of Warrantholder's the exercise is given to the Company on or before the later of: (i) January 29, 1998, or (ii) that date which is five (5) years after the effective date of the initial registration statement covering a public offering of the Company's Common Stock, which registration statement calls for the registration and continued reporting under Section 12 or 15(d) of the Securities Exchange Act of 1934 (the "Expiration Date"); provided however, the Warrants shall not expire until at least 90 days after the effective date of a registration timely requested under subsection 3.2(a) of the Warrant Agreement.

      2. Exercise or Conversion of Warrant:

            (a) Upon delivery of this Warrant duly executed, together with payment in full, in lawful money of the United States, of the Exercise Price of the shares of Common Stock being purchased, at the office of the Company, or at such other address as the Company may designate by notice in writing to the holder thereof, the holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. Such shares shall be validly issued, fully paid and non-assessable. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the day of such delivery, and the holder hereof shall be deemed the holder of record of the shares issuable upon such exercise at such time. This Warrant may be exercised in Whole or in part and from time to time as the holder may determine. Upon any partial exercise, this Warrant shall be surrendered and a new certificate or certificates evidencing the right to Purchase the number of shares not Purchased upon such exercise shall be issued to the holder.

            (b) Upon delivery of this Warrant duly executed at the office of the Company, or at such other address as the Company may designate by notice in writing to the holder hereof, the holder of this Warrant shall have the right to require the Company to convert this Warrant (the "Conversion Right"), in whole but not in part, at any time or from time to time, prior to its expiration, into shares of Common Stock as provided for in this Section 2(b). Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without Payment by the Warrantholder of any Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price for the Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the Warrant Shares immediately prior to the exercise of the Conversion Right) by
(y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right. For purposes hereof, the term "Warrant Shares" shall mean the number of shares of Common Stock which the Warrantholder is entitled to purchase under this Warrant, and the term "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:


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            (i) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, then the closing or last sale price respectively, reported for the business day immediately preceding the Determination Date,

            (ii) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the business day Immediately preceding the Determination Date.

            (iii) If the Company's Common Stock is not publicly traded, then as determined in good faith by the Company's Board of Directors upon a review of relevant factors.

      3. The Exercise Price hereof and the number of shares of Common Stock issuable upon the exercise or conversion hereof shall be subject to adjustment from time to time as hereinafter provided.

            (a) If the Company should declare a dividend upon its Common Stock which is payable in shares of its Common Stock, then the Exercise Price shall be adjusted by multiplying the number of shares of Common Stock outstanding immediately prior to such declaration by the then effective Exercise Price and dividing the product thereof by the total number of shares of Common Stock outstanding immediately after such declaration. The holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

            (b) If the Company should subdivide or split its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision or split shall be proportionately reduced and the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such subdivision or split shall be proportionately increased., and conversely, if the Company should combine the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

            (c) If the Company should issue shares of its Common Stock at a price per share less than the Exercise Price in effect immediately prior to such issuance (other than shares issued pursuant to an employee benefit plan), then the Exercise Price shall be adjusted by dividing (1) the sum of (A) the total number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the then effective Exercise Price and (B) the value of the consideration received by the Company upon such issuance as determined by the Board of Directors by (2) the total number of shares of Common Stock outstanding immediately after such issuance. The holder of this Warrant shall thereafter be entitled to purchase, at the


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Exercise Price resulting from such adjustment, the number of shares of Common
Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by, the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For the purposes of this paragraph (c), the issuance of securities convertible into or exercisable for the Common Stock shall be deemed the issuance of the number of shares of Common Stock into which such securities are convertible or for which such securities are exercisable, and the consideration received for such will be deemed to include the minimum, aggregate amount payable securities shall upon conversion or exercise of such securities. In the event the right to convert or exercise such securities expires unexercised, the Exercise Price of shares issuable upon the exercise hereof shall be readjusted accordingly.

            (d) If any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company's assets to another corporation, shall be effected in such a way that holders of the Company's Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of the Company's Common Stock, then, as a Condition of Such reorganization, reclassification, consolidation,, merger or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive, upon the exercise hereof and upon the terms and conditions specified herein, such stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock which such holder would have been entitled to receive had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

            (e) Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares of Common Stock issuable upon the exercise of this Warrant, and in the event of any change in the rights of the holder of this Warrant by reason of any other event herein set forth, then and in each such case, the Company shall give written notice thereof to the holder of this Warrant at the address of such holder as shown an the books of the Company, which notice shall state the Exercise Price as adjusted and the increased or decreased number of shares issuable upon the exercise of this Warrant, or specify the stock, securities or assets and the amount thereof receivable as a. result of such change in rights, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      4. The Company shall at all times keep reserved a sufficient number of authorized shares of Common Stock, and shall make appropriate provision for their issuance, to provide for the exercise of this Warrant in full.

      5. This Warrant and any and all shares of Common Stock issued upon exercise of this Warrant shall be transferable on the books of the Company by the holder hereof in person or by duly authorized attorney subject to and restrictions imposed by applicable federal or state securities laws. It shall be a further condition to any transfer of this Warrant that the transferor (if any portion of this Warrant is retained) and the transferee shall receive and accept new


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Warrants, of like tenor and date, executed by the Company, for the portion so transferred and for any portion retained, and shall surrender this Warrant, together with the Assignment annexed hereto, duly executed.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and delivered by its duly authorized officers as of January 14, 2000.

                                        Company: LARGE SCALE BIOLOGY CORPORATION


                                        By:      /s/ Robert L. Erwin
                                                 -------------------------------
                                        Its:     Chairman of the Board
                                                 -------------------------------
                                                 CEO


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